UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) May 23, 2022

Alpine 4 Holdings, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55205	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

2525 E Arizona Biltmore Circle, Suite 237
Phoenix, AZ 85016
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

480-702-2431
(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01     Other Events.

The Company released the following press release on May 23, 2022.

Alpine 4 Holdings Announces Q1 2022 Financial Results

Phoenix, Ariz. – 05/23/2022 – Alpine 4 Holdings, Inc. (Nasdaq: ALPP), a leading operator and owner of small market businesses announced today its Q1 2022 results and highlights.

First Quarter 2022 Consolidated Results and Highlights
•Consolidated revenues of $25.6 million, up 195% over Q1 2021 with organic growth of 14.9%
•By the end of Q1 2022 the company had proforma revenue for remaining quarters of 2022 in excess of $100 million
•Shareholder Equity of $68.0 million up from $46.1 million in Q1 2021
•Total assets of $130.4 million up from $84.7 million in Q1 2021
•Total working capital decreased to $15.1 million in Q1 2022 from $33.1 million in Q1 2021. As a result of cash used for acquisitions and paying off current and non-current debt.
•Increased total inventory to $24.2 million up from $3.4 million in Q1 2021
Kent Wilson CEO had this to said, “Most of our industry segments in Q1 2022, including our Construction Services holdings, showed improvement over Q4 2021 and Q1 2021. The Company is managing many complex challenges, including labor force access and supply chain constraints, which did very well considering the enormity these two factors present on the global business front. With investments into automation, we were able to augment our talented workforce to create greater efficiency. When you combine that with our long-term healthy vendor relationships, companies like QCA and RCA, unlike many of their competitors, can procure components and product supplies with only modest interruption to our customer base. All in all, it was a good first quarter for Alpine 4 and our holdings, and barring any further degradation in the supply chain, the Company expects its gross profit margins to continue to improve.”

Financial Measures That Supplement GAAP

Alpine 4 believes it is important for shareholders, stakeholders, and inventors to be presented with non-GAAP financial measures to evaluate performance and trends of the total company and its businesses. This includes adjustments in recent periods to GAAP financial measures to increase period-to-period comparability following actions to strengthen our overall financial position and how we manage our business.

Consolidated Company Results

	Three months ended March 31,
Dollars in thousands; per-share amounts in dollars, diluted	2022	2021	Quarter on Quarter
GAAP Metrics
Cash	$901	$35,691	$(34,791)
EPS	(0.02)	(0.04)	0.02
Revenues	$25,592	$8,668	$16,924
Net Profit (Loss)	$(4,176)	$(6,129)	$1,954
EBITDA	$(2,162)	$(3,935)	$1,774
Non-GAAP Metrics
*Cash	$901	$35,691	$(34,791)
EPS	(0.02)	(0.04)	0.02
Revenues (a)	$24,647	$9,043	$15,603
Net Profit (Loss) (b)	$(3,380)	$(5,597)	$2,217
EBITDA (c)	$(1,366)	$(3,403)	$2,037
(a) Includes supply chain eliminations
(b) Excludes insurance, non-operating benefit costs, loss on write offs (accounts receivables, inventory), and debt extinguishment
(c) Excludes insurance, interest and other financial charges, non-operating benefit costs, loss on write offs (accounts receivables, inventory, intangible assets), and debt extinguishment
*Cash as of the date of this report was approximately $2.5 million.

Results by Reporting Segment (GAAP)
The following segment discussions and variance explanations are intended to reflect management’s view of the relevant comparisons of financial results.
A4 Manufacturing

(in thousands)	Organic Growth Q1 2022	Q1 2021	Quarter on Quarter	With Alt Labs Q1 2022	Q1 2021	Quarter on Quarter	Three Months Ended March 31, 2022	Three Months Ended December 31, 2021	Quarter on Quarter
Revenues	$4,824	$3,738	29.0%	$8,648	$3,738	131.3%	$8,648	$5,869	47.4%
Segment Gross Profit	$1,103	$912	20.9%	$2,004	$912	119.7%	$2,004	$(164)	1,319.7%
Segment Profit/(Loss) Margin	22.9%	24.4%	(6.3)%	23.2%	24.4%	(5.0)%	23.2%	(2.8)%	927.7%
Segment Operating Income (Loss)	$334	$254	31.5%	$(653)	$254	(357.0)%	$(653)	$(3,838)	83.0%
Segment EBITDA	$513	$397	29.3%	$(234)	$397	(159.0)%	$(234)	$(3,631)	93.6%

Quality Circuit Assembly had an organic revenue growth of $915 thousand which was an increase of 26.9% over Q1 2021. This increase was primarily driven by increased demand from our EV customers. The acquisition of Alternative Laboratories in May 2021 attributed to non-organic revenue growth of $3.8 million. The decline in organic margin was a function of supply chain issues and the Company expects margins to increase starting in Q3 2022.

Defense

	Three months ended
(in thousands)	March 31, 2022	March 31, 2021	Quarter on Quarter	March 31, 2022	December 31, 2021	Quarter on Quarter
Revenues	$2,688	—	100.0%	$2,688	$1,600	68.0%
Segment Gross Profit	$843	—	100.0%	$843	$(28)	3,141.1%
Segment Profit Margin	31.4%	—	100.0%	31.4%	(1.7)%	1,910.7%
Segment Operating Income	$423	—	100.0%	$423	$(151)	380.4%
Segment EBITDA	$495	—	100.0%	$495	$(108)	558.6%

In May 2021, the Company acquired Thermal Dynamics International (“TDI”). The Company recognized $2.68 million in revenues in Q1 2022. Which was 68% growth over Q4 2021.

A4 Technologies

	Three months ended
(in thousands)	March 31, 2022	March 31, 2021	Quarter on Quarter	March 31, 2022	December 31, 2021	Quarter on Quarter
Revenues	$9,794	—	100.0%	$9,794	$1,543	534.5%
Segment Gross Profit	$2,122	—	100.0%	$2,122	$457	364.8%
Segment Profit Margin	21.7%	—	100.0%	21.7%	29.6%	(26.7)%
Segment Operating Income	$290	—	100.0%	$290	$(162)	278.3%
Segment EBITDA	$533	—	100.0%	$533	$(79)	772.2%

In November 2021 and December 2021, the Company acquired ElecJet Corp. and RCA Commercial (DTI Services Limited Liability Company) (“RCA”), respectively. During the three months ended March 31, 2022, ElecJet recognized $557 thousand in revenues while RCA recognized $9.2 million.

A4 Construction Services

	Three months ended
(in thousands)	March 31, 2022	March 31, 2021	Quarter on Quarter	March 31, 2022	December 31, 2021	Quarter on Quarter
Revenues	$4,056	$4,930	(17.7)%	$4,056	$2,430	66.9%
Segment Gross Profit/(Loss)	$365	$(158)	331.4%	$365	$(1,871)	119.5%
Segment Profit/(Loss) Margin	9.0%	(3.2)%	381.3%	9.0%	(77.0)%	111.7%
Segment Operating Loss	$(636)	$(2,104)	69.8%	$(636)	$(2,752)	76.9%
Segment EBITDA	$(413)	$(1,766)	76.6%	$(413)	$(2,191)	81.2%

For the three months ended March 31, 2022, Construction Services saw improvements in gross margin, operating loss, and EBITDA for Q1 2022 over Q1 2021 and Q4 2021. The margin compression that occurred in 2021 and has continued into 2022 was primarily due to steel prices increasing by 200%. The Company expects gross margin to rise to 17.4% by 2023 and for our Construction Services holdings to return to profitability.

A4 Aerospace

	Three months ended
(in thousands)	March 31, 2022	March 31, 2021	Quarter on Quarter	March 31, 2022	December 31, 2021	Quarter on Quarter
Revenues	$406	—	100.0%	$406	$260	56.2%
Segment Gross Profit	$303	—	100.0%	$303	$138	120.2%
Segment Profit Margin	74.6%	—	100.0%	74.6%	53.0%	40.9%
Segment Operating Loss	$(851)	$(2,218)	61.6%	$(851)	$(1,057)	19.4%
Segment EBITDA	$(552)	$(1,610)	65.7%	$(552)	$(454)	(21.4)%

The Company acquired Vayu Aerospace in February of 2021 as a growth stage company. In October 2021 the Company also acquired Identified Technologies (“ITC”). During Q1 2022, A4 Aerospace recognized revenues of $406 thousand which was an increase of 56.2% over Q4 2021. This increase in revenue was driven by Vayu Aerospace’s sales to ENSCO and increased revenue from its 3D mapping services from Identified Technologies. The revenue produced gross margin of 74.6%.

About Alpine 4 Holdings: Alpine 4 Holdings, Inc. is a Nasdaq traded Holding Company (trading symbol: ALPP) that acquires business, wholly, that fit under one of several portfolios: Aerospace, Defense Services, Technology, Manufacturing or Construction Services as either a Driver, Stabilizer or Facilitator from Alpine 4's disruptive DSF business model. Alpine 4 works to vertically integrate the various subsidiaries with one another even if from different industries. Alpine 4 understands the nature of how technology and innovation can accentuate a business, focusing on how the adaptation of new technologies, even in brick-and-mortar businesses, can drive innovation. Alpine 4 also believes that its holdings should benefit synergistically from each other, have the ability to collaborate across varying industries, spawn new ideas, and create fertile ground for competitive advantages.
Four principles at the core of our business are Synergy. Innovation. Drive. Excellence. At Alpine 4, we believe synergistic innovation drives excellence. By anchoring these words to our combined experience and capabilities, we can aggressively pursue opportunities within and across vertical markets. We deliver solutions that not only drive industry standards, but also increase value for our shareholders.
Contact: Investor Relations
investorrelations@alpine4.com
www.alpine4.com
Forward-Looking Statements: Certain statements and information in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. The information disclosed in this press release is made as of the date hereof and reflects Alpine 4 most current assessment of its historical financial performance. Actual financial results filed with the SEC may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although Alpine 4 believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Alpine 4 disclaims any intention or obligation to update the forward-looking statements for subsequent events.
Other factors that may affect our businesses include global economic trends, competition and geopolitical risks, including changes in the rates of investment or economic growth in key markets we serve, or an escalation of sanctions, tariffs or other trade tensions between the U.S. and China or other countries, and related impacts on our businesses' global supply chains and strategies; market developments or customer actions that may affect demand and the financial performance of major industries and customers we serve, such as secular, cyclical and competitive pressures in our Technology, Construction and Manufacturing businesses; pricing, the timing of customer investment and other factors in these markets; demand for our products or other dynamics related to the COVID-19 pandemic; conditions in key geographic markets; and other shifts in the competitive landscape for our products and services; changes in law, regulation or policy that may affect our businesses, such as trade policy and tariffs, regulation and the effects of tax law changes; our decisions about investments in research and development, and new products, services and platforms, and our ability to launch new products in a cost-effective manner; our ability to increase margins through implementation of operational changes, restructuring and other cost reduction measures; the impact of actual or potential failures of our products or third-party products with which our products are integrated, and related reputational effects; the impact of potential information technology, cybersecurity, or data security breaches at Alpine 4, our subsidiaries or third parties; and the other factors that are described in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, as updated in our Quarterly Reports on Form 10-Q.

SOURCE: Alpine 4 Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Holdings, Inc.

By: /s/ Kent B. Wilson
Kent B. Wilson
Chief Executive Officer, President
(Principal Executive Officer)

 Date: May 23, 2022